                                 Exhibit 11

    STATEMENT REGARDING COMPUTATION OF NET LOSS PER PARTNERSHIP
                                  INTEREST



                                                 Three Months    Three Months     Six Months       Six Months
                                                    Ended           Ended           Ended            Ended
                                                 June 30, 1996   June 30, 1995   June 30, 1996   June 30, 1995
                                                 -------------   -------------   -------------   -------------
Net loss-Limited Partners                         $(1,451,122)    $(2,654,537)    $(4,831,914)    $(5,543,721)
                                                  ===========     ===========     ===========     ===========

Average Class A and B limited partnership
 interests outstanding                                    921             921             921             921
                                                  ===========     ===========     ===========     ===========

Net loss per Class A and B limited partnership
 interest                                         $    (1,576)    $    (2,882)    $    (5,246)    $    (6,019)
                                                  ===========     ===========     ===========     ===========